Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

June 24, 2022

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by AstroNova, Inc., a Rhode Island corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offer and sale by the Company of up to 40,000 shares (the “Shares”) of its common stock, par value $0.05 per share (“Common Stock”) issuable pursuant to the Company’s 2022 Employee Stock Purchase Plan (the “Plan”).

We have examined the Articles of Incorporation and By-Laws of the Company, each as amended and restated to date, the records of meetings and consents of the Company’s Board of Directors, or committees thereof, records of the proceedings of stockholders deemed to be relevant to this opinion letter, and the Plan, each as provided to us by the Company, and the Registration Statement.

In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have assumed that the Company will continue to have sufficient authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of issuance of Shares pursuant to the Plan. We have also assumed that the purchase price or other consideration to be received by the Company for the Shares will be valid consideration equal to or in excess of the par value of the Common Stock.

In rendering the opinions expressed below, we express no opinion other than as to the federal laws of the United States and the Rhode Island Business Corporation Act, including the statutory provisions contained therein, applicable provisions of the Rhode Island Constitution and the reported judicial decisions interpreting these provisions.

AstroNova, Inc.

June 24, 2022

On the basis of the foregoing, it is our opinion that the Shares, when issued and delivered by the Company in accordance with the applicable terms of the Plan and the awards thereunder against the Company’s receipt of the purchase price or other consideration therefor, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Daniel S Clevenger
a Partner